UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure, Election or Appointment or Directors or Officers; Compensatory Arrangements of Officers.

On September 14, 2007, Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation, entered into an amendment to the employment agreement (the “Amendment”) between the FEEB and Don Duttlinger. The Amendment provides, among other things, that Mr. Duttlinger will perform those tasks and responsibilities as specified by the Chief Executive Officer of FEEB. The Amendment also extends the date after which, if Mr. Duttlinger is terminated by FEEB without cause (as defined in Mr. Duttlinger’s employment agreement), Mr. Duttlinger will be entitled to receive a severance payment of 50% of his annual base from September 13, 2007 to January 1, 2007.

The preceding is qualified in its entirety by reference to the Amendment that is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Amendment to Employment Agreement between Far East Energy (Bermuda), Ltd. and Don Duttlinger

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description
10.1	First Amendment to Employment Agreement between Far East Energy (Bermuda), Ltd. and Don Duttlinger